UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2008
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way
East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 805-1599
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Astronics Corporation (the “Company”) entered into a $60 million Senior Secured Revolving Credit Facility Agreement between Astronics Corporation and HSBC Bank USA National Association (the “Agent”), dated as of May 13, 2008 by and among the Company, the lenders party thereto (the “Lenders”) and HSBC Bank USA National Association, as Administrative Agent. This new credit facility replaces the Company’s existing credit facility entered into on January 5, 2007, which was amended on July 25, 2007 increasing the borrowing capacity of the facility to $25 million.
Pursuant to the Loan Agreement which matures on May 13, 2013, the Company’s borrowing availability was increased from $25 million to $60 million. At the option of the Company, the outstanding loans under the Loan Agreement bear interest at (i) LIBOR plus between 0.75% and 1.50% or (ii) the prime rate plus between (0.25%) and 0.0%. The applicable interest rate is based upon the ratio of the Company’s total funded debt as of a calculation date to consolidated earnings before interest taxes, depreciation and amortization (EBITDA), calculated on a rolling four-quarter basis as of such calculation date (the “Leverage Ratio”). In addition, the Company is required to pay a commitment fee of between 0.125% and 0.250 % on the unused portion of the Line Limit borrowing availability for the preceding quarter, also based on the Company’s Leverage Ratio. The Facility will allow the Company to allocate up to $5.0 million of its availability under the Loan Agreement for the issuance of letters of credit.
The Company’s obligations under the Loan Agreement are jointly and severally guaranteed by the Company’s domestic subsidiaries as well as secured by a first priority lien on all of the Company’s and domestic subsidiary’s assets except for project assets financed with and which currently secure either of the letters of credit issued by the Agent in connection with existing bonds or directly secure the existing bonds.
In the event of voluntary or involuntary bankruptcy of the Company (each an “Event of Default” as defined in the Credit Agreement), all unpaid principal and any other amounts then due under the Loan Agreement automatically becomes due and payable without presentation, demand or notice of any kind to the Company. Several other Events of Default, including failure to make payments as they become due, give the Lender (as defined in the Loan Agreement) the option to declare all unpaid principal and any other amounts then due immediately due and payable.
A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
The above description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Credit Agreement dated as of May 13, 2008 among Astronics Corporation, the Lenders party thereto, HSBC Bank USA, National Association.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: May 16, 2008	By:	/s/ David C. Burney

	Name:	David C. Burney
Vice President and CFO

EXHIBIT INDEX

Exhibit	Description
10.1	Credit Agreement dated as of May 13, 2008 among Astronics Corporation, the Lenders party thereto, HSBC Bank USA, National Association